As filed with the Securities and Exchange Commission on January 23, 1996
                            Registration No. 33-61477
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                       ----------------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                    FORM S-2
             Registration Statement Under The Securities Act of 1933
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                                ILX INCORPORATED
           (formerly International Leisure Enterprises Incorporated)
             (Exact name of registrant as specified in its charter)

     ARIZONA                             6531                    86-0564171
(State or other jurisdiction      (Primary Standard           (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                      Code Number)

                            2777 East Camelback Road
                             Phoenix, Arizona 85016
                                 (602) 957-2777
  (Address, and telephone number, of registrant's principal executive offices)

                               JOSEPH P. MARTORI
                            Chief Executive Officer
                                ILX Incorporated
                            2777 East Camelback Road
                             Phoenix, Arizona 85016
                                 (602) 957-2777
          (Name, address, and telephone number, of agent for service)
                                   Copies to:
           Carol A. Colombo, Esq.                    Ronald Warner, Esq.
          Colombo & Bonacci, P.C.              Thelen, Marrin, Johnson & Bridges
    2525 East Camelback Rd., Ste. 840          333 South Grand Avenue, 34th Fl.
         Phoenix, Arizona 85016                  Los Angeles, California 90071
             (602) 956-5800                            (213) 229-2066
          Approximate date of commencement of proposed sale to public:
   As soon as practicable after the Registration Statement becomes effective

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X] If the registrant elects to deliver its latest annual report to its security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. [ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. _____________ [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]




                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class                  Amount to be        Proposed Maximum              Proposed Maximum               Amount of
of Securities to be Registered        Registered      Offering Price Per Unit(1)   Aggregate Offering Price(1)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Convertible Adjustable
Secured Bonds due 2000                $5,000,000               100%                         $5,000,000                $3,965.51
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value,
issuable upon Conversion of
Convertible Adjustable Secured            --                    --                             --                         --
Bonds (2)
------------------------------------------------------------------------------------------------------------------------------------
Placement Agent's Warrants(3)            100,000             $3.60                            $360,000                  $413.79
------------------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of computing the registration fee.
(2)  Such indeterminate  number of shares of ILX common stock as may be issuable upon conversion of the CAS Bonds being registered hereunder. Such shares of common stock will, if issued, be issued for no additional consideration and therefor no registration fee is required.
(3)  Brookstreet  Securities  Corporation  will  receive  warrants to purchase a minimum of 40,000  shares  and a maximum  of  100,000  shares of ILX common stock,  determined  in increments of 1,000 shares of common stock for every
     $50,000 in aggregate principal amount of CAS Bonds sold.
====================================================================================================================================

                      DEREGISTRATION OF UNSOLD SECURITIES

         Pursuant to the terms of the registration of Convertible Adjustable Secured Bonds Due 2000 (the "CAS Bonds") of ILX Incorporated (the "Company"), which was declared effective by the Securities Exchange Commission on November 28, 1995, the offering of CAS Bonds expired at 5:00 p.m. December 15, 1995. The Company did not receive subscriptions for the $2,000,000 minimum amount of CAS Bonds and hence, pursuant to the terms of the registration, no CAS Bonds were sold. Accordingly, the Company requests that the Commission deregister all of the CAS Bonds, the Company's common stock into which the CAS Bonds would have been converted and the 100,000 Placement Agent Warrants for the Company's common stock that may have been issuable on the closing of the sale of CAS Bonds, all of which were registered pursuant to registration number 33-61477.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 10, 1996.

                                        ILX INCORPORATED



                                        By /s/Nancy J. Stone
                                          --------------------------------------
                                          Nancy J. Stone, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date
---------                     -----                         ----

/s/Joseph P. Martori          Chairman/Chief Executive      1/10/96
---------------------         Officer/Director              --------------------
Joseph P. Martori

/s/Nancy J. Stone             President/Chief Financial     1/10/96
---------------------         Officer/Director              --------------------
Nancy J. Stone

/s/Denise Janda               Controller                    1/10/96
---------------------                                       --------------------
Denise Janda

/s/ Ronald D. Nitzberg        Director                      1/10/96
---------------------                                       --------------------
Ronald D. Nitzberg

/s/ Edward J. Martori         Director                      1/10/96
---------------------                                       --------------------
Edward J. Martori

/s/James W. Myers             Director                      1/10/96
---------------------                                       --------------------
James W. Myers

/s/Steven R. Chanen           Director                      1/10/96
---------------------                                       --------------------
Steven R. Chanen

/s/ Luis C. Acosta            Director                      1/10/96
---------------------                                       --------------------
Luis C. Acosta